                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): October 2, 2000



                             Commission File Number
                                     0-19746


                             ECOSCIENCE CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


               Delaware                                       04-2912632
               --------                                       ----------
   (State or other jurisdiction of                          (IRS Employer
    incorporation or organization)                        Identification No.)


                 17 Christopher Way, Eatontown, New Jersey 07724
                 -----------------------------------------------
                    (Address of principal executive offices)

                                 (732) 676-3000
                                 --------------
              (Registrant's telephone number, including area code)

Item 2.     Acquisition or Disposition of Assets

On October 5, 2000, EcoScience Corporation (the "Company") announced that it has sold its 51% interest in Agro-Dan, Inc. ("Agro") to Grodania A/S ("Grodan") for $2.2 million (the "Sale Transaction.") Grodan was the joint venture partner of the Company in Agro.

Following the sale, the Company will pursue its strategy to focus on the greenhouse operations conducted by its Village Farms, L.P. subsidiary.

The Company estimates that it will record an approximate gain of $4.9 million.

Upon completion of the Sale Transaction, substantially all of the employees of the Company and Agro continued their employment. The current officers of the Company are Michael A. DeGiglio, Director, President and Chief Executive Officer, Albert W. Vanzeyst, Director and Executive Vice President and Kenneth
S. Hollander, Senior Vice President and Chief Financial Officer.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

The following unaudited pro forma condensed consolidated financial information gives effect to Sale Transaction, as if the transaction had occurred on July, 2 2000 for balance sheet data and January 3, 1999 for the statement of operations data. Intercompany sales have been excluded. These pro forma financial statements are presented for illustrative purposes only, and are not necessarily indicative of the operating results and financial position that might have been achieved had the transactions described above occurred on the dates indicated, nor are they necessarily indicative of operating results and financial position which may occur in the future.

The condensed consolidated historical statements of operations data for the periods presented are derived from the historical financial statements of the Company. These pro forma statements should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2000 and Quarterly Report on Form 10-Q for the twenty-six week period ended July 2, 2000. The historical financial statements as of and for the twenty-six week period ended July 2, 2000 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of the Company's management, include all adjustments necessary for a fair presentation of information for such periods.

                     EcoScience Corporation and Subsidiaries
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               As of July 2, 2000
                        (In thousands, except share data)

                                                                            Historical    Pro Forma         Pro Forma
Assets                                                                      Unaudited)   Adjustments(1),(2)  Adjusted
                                                                            ----------   -----------        ---------
Current assets:
  Cash and cash equivalents                                                      $826        $2,200           $3,026
  Accounts receivable                                                           4,195        (1,262)           2,933
  Inventories                                                                   3,465        (1,831)           1,634
  Other current assets                                                            610           (65)             545
                                                                            ----------   -----------        ---------
    Total current assets                                                        9,096          (958)           8,138
                                                                            ----------   -----------        ---------

Property and equipment, net                                                    54,788           464 (3)       55,252
                                                                                                (84)             (84)
Intangible assets, net                                                          5,167          (319)           4,848
Other noncurrent assets                                                         1,774           (27)           1,747
                                                                            ----------   -----------        ---------
    Total assets                                                              $70,825         ($924)         $69,901
                                                                            ==========   ===========        =========

Liabilities and Stockholders' Deficit

Current liabilities:
  Short-term borrowings                                                       $11,288         ($765)         $10,523
  Current maturities of long-term debt                                         59,177             -           59,177
  Current obligations under capital leases                                         58             -               58
  Accounts payable                                                              6,091        (2,140)           3,951
  Accrued expenses and other current liabilities                               13,230          (487)          12,743
                                                                            ----------   -----------        ---------
    Total current liabilities                                                  89,844        (3,392)          86,452
                                                                            ----------   -----------        ---------

Noncurrent liabilities:
  Long-term debt, less current maturities                                      15,984             -           15,984
  Obligations under capital leases                                                287             -              287
  Other long-term liabilities                                                     787             -              787
                                                                            ----------   -----------        ---------
    Total liabilities                                                         106,902        (3,392)         103,510
                                                                            ----------   -----------        ---------

Minority interest                                                               2,892        (2,892)               -
Commitments and contingencies

Stockholders' deficit:
  Preferred stock, $0.01 par value, 10,000,000 shares authorized;
       333,333 issued and outstanding at July 2, 2000                               3                              3
  Common stock, $0.01 par value, 100,000,000 shares authorized;
       12,887,882 issued and outstanding at July 2, 2000                          129                            129
  Additional paid-in-capital                                                   55,662                         55,662
  Accumulated deficit                                                         (94,728)        5,325 (4)      (89,403)
  Accumulated other comprehensive (loss) income                                   (35)           35                -
                                                                            ----------   -----------        ---------
    Total stockholders' deficit                                               (38,969)        5,360          (33,609)
                                                                            ----------   -----------        ---------
Total liabilities and stockholders' deficit                                   $70,825         ($924)         $69,901
                                                                            ==========   ===========        =========

Notes:
-----
(1) The pro forma adjustment reflects the removal of the results of operations of Agro-Dan, Inc. as a result of the sale.
(2) Bracketed amounts reflect the historical balances of Agro-Dan, Inc. included in the sale.
(3)  Fixed assets that were being eliminated due to intercompany sales.
(4) The pro forma net gain as if the closing of the transaction occurred on July 2, 2000 is approximately $5.3 million.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     EcoScience Corporation and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                   For the Twenty-six Weeks Ended July 2, 2000
                      (In thousands, except per share data)

                                                  Historical        Pro Forma        Pro Forma
                                                  (unaudited)      Adjustments(1)     Adjusted
                                                  -----------      ------------      ----------

Net revenues                                         $28,322            $4,717 (2)     $23,605
Cost of revenues                                      28,938             3,508 (2)      25,430
                                                  -----------      ------------      ----------
Gross (loss) profit                                     (616)            1,209          (1,825)
                                                  -----------      ------------      ----------

Operating expenses:
  Selling, general and administrative                  4,854             1,542 (3)       3,312
  Impairment charge                                        0                 0               0
                                                  -----------      ------------      ----------
      Total operating expenses                         4,854             1,542           3,312
                                                  -----------      ------------      ----------

Operating loss                                        (5,470)             (333)         (5,137)
                                                  -----------      ------------      ----------

Other (expense) income:
  Interest, net                                       (5,146)              (71)         (5,075)
  Other, net                                              90                 0              90
                                                  -----------      ------------
      Total other expense, net                        (5,056)              (71)         (4,985)
                                                  -----------      ------------      ----------

Loss before taxes and minority interest              (10,526)             (404)        (10,122)
Provision for income taxes                                25                 7              18
                                                  -----------      ------------      ----------
Loss before minority interest                        (10,551)             (411)        (10,140)
Minority interest                                        195               195               0
                                                  -----------      ------------      ----------

Net loss                                            ($10,356)            ($216)       ($10,140)
                                                  ===========      ============      ==========

Loss per share:

Basic and Diluted:
Loss per share                                        ($0.80)                           ($0.79)
                                                  ===========                        ==========
Weighted average basic shares outstanding             12,888                            12,888
                                                  ===========                        ==========

Notes:
------
(1) The pro forma adjustment reflects the removal of the results of operations of Agro-Dan, Inc. as a result of the sale.
(2)  Excludes intercompany sales of approximately $1 million.
(3)  Excludes allocation of corporate (EcoScience Corporation) overhead.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     EcoScience Corporation and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                  For the Fifty-two Weeks Ended January 2, 2000
                      (In thousands, except per share data)

                                                                   Pro Forma        Pro Forma
                                                  Historical      Adjustments(1)      Adjusted
                                                  ----------      -----------      ------------

Net revenues                                        $53,361          $10,671 (2)       $42,690
Cost of revenues                                     53,668            8,297 (2)        45,371
                                                  ----------      -----------      ------------
Gross (loss) profit                                    (307)           2,374            (2,681)
                                                  ----------      -----------      ------------

Operating expenses:
  Selling, general and administrative                11,948            2,352 (3)         9,596
  Impairment charge                                     654                0               654
                                                  ----------      -----------      ------------
      Total operating expenses                       12,602            2,352            10,250
                                                  ----------      -----------      ------------

Operating loss                                      (12,909)              22           (12,931)
                                                  ----------      -----------      ------------

Other (expense) income:
  Interest, net                                     (10,437)            (220)          (10,217)
  Other, net                                          1,014               95               919
                                                  ----------      -----------      ------------
      Total other expense, net                       (9,423)            (125)           (9,298)
                                                  ----------      -----------      ------------

Loss before taxes and minority interest             (22,332)            (103)          (22,229)
Provision for income taxes                                5                2                 3
                                                  ----------      -----------      ------------
Loss before minority interest and
   extraordinary item                               (22,337)            (105)          (22,232)
Minority interest                                       364                0               364
                                                  ----------      -----------      ------------
Net (loss) income before extraordinary item         (21,973)            (105)          (21,868)
Extraordinary item                                   (1,693)               0            (1,693)

Net loss                                           ($23,666)           ($105)         ($23,561)
                                                  ==========      ===========      ============


Basic and Diluted:
Loss per share                                       ($1.88)                             ($1.88)
                                                  ==========                       =============
Weighted average basic shares outstanding            12,620                              12,620
                                                  ==========                       =============

Notes:
------
(1) The pro forma adjustment reflects the removal of the results of operations of Agro-Dan, Inc. as a result of the sale.
(2)  Excludes intercompany sales of approximately $3.2 million.
(3)  Excludes allocation of corporate (EcoScience Corporation) overhead.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

(b)      Exhibits

Exhibit 2. Stock Purchase Agreement between EcoScience Corporation and Grodania A/S as of October 2, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                ECOSCIENCE CORPORATION
                                                Registrant


October 20, 2000                                /s/ Kenneth S. Hollander
                                                -------------------------
                                                Kenneth S. Hollander
                                                Senior Vice President and Chief
                                                Financial Officer
                                                (Principal Financial
                                                and Accounting Officer)

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement ("Agreement") is made as of October 2, 2000, by and among EcoScience Corporation, a Delaware corporation ("EcoScience" or "ES"), Agro Dynamics, Inc., a Delaware corporation wholly owned by ES ("ADI") and Grodania A/S, a Denmark corporation or its designee ("Grodan")(collectively, the "Parties").

         WHEREAS, the Parties entered into that certain Joint Venture Agreement, dated January 12, 2000, whereby Agro-Dan, Inc. (the "Company") was incorporated (the "Joint Venture Agreement");

         WHEREAS, forty-nine percent (49%) of the issued and outstanding stock of the Company is currently held by Grodan and fifty-one percent (51%) of the Company is held by ADI (the "Shares"); and

         WHEREAS, Grodan now wishes to purchase the Shares and ADI and ES wish to sell the Shares to Grodan so that Grodan will become the sole shareholder of the Company.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

                                   Article I
                                  DEFINITIONS.

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:


         "Adverse Consequence" means any Liability, loss, damage (including incidental and consequential damages), claim, cost, deficiency, diminution of value, or expense (including costs of investigation and defense, penalties, and reasonable legal fees and costs), whether or not involving a third-party claim.

         "Affiliate" means a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the first mentioned Person.

         "Balance Sheet" has the meaning set forth in Section 3.2(a)(iv).

         "Business Day" means any Day on which banks in the State of New Jersey are not authorized or required to close.

         "Century" means Century Business Credit Corporation.

         "Closing" has the meaning set forth in Article III.

         "Closing Date" has the meaning set forth in Article III.

         "Closing Documents" means all agreements and documents to be executed or delivered in connection with the closing of the transactions contemplated by this Agreement, including, without limitation, the documents described in
Article VII.

         "Control" (including the terms "Controlled," "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Day" means a calendar day.

         "Governmental Authorization" means any approval, consent, license, variance, permit, conditional use permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign, or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (iv) multi-national organization or body, or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power.

         "including" means including without limitation.

         "Legal Requirement" means any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, code, statute, or treaty.

         "Liability" means any liability or obligation of any kind whatsoever, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, determined or indeterminable, due or to become due.

         "Lien" means any lien, claim, pledge, security interest, mortgage, charge, easement, right-of-way, encroachment, covenant and/or restriction restricting use or the manner of use, lease, right of use or other encumbrance or third party right of any kind, whether written or oral.

         "Losses" means any and all claims, demands, losses, costs, damages, obligations, Liabilities, judgments, settlements, including interest and penalties thereon, Taxes, costs and expenses of any nature whatsoever (including reasonable attorneys fees).

         "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person; provided, however, in no event shall transactions involving Affiliates be deemed to be in the Ordinary Course of Business.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" means any claims, lawsuits, charges, complaints, grievances, investigations, audits, arbitrations, or disputes initiated or brought before any Governmental Body.

         "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, gross income, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, governmental Lien or other like assessment or charge of any kind whatsoever, including any interest, surcharge, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Wells Fargo" means Wells Fargo Credit, Inc.

         "Wells Fargo Loan Agreement" means that certain Loan and Security Agreement dated as of June 29, 1999, by and among Wells Fargo (as successor in interest to Century), ADI and Ecoscience Produce Systems Corporation ("EPSC"), and any and all ancillary documents and amendments thereto, including that certain Amendment and Assumption Agreement, dated March 3, 2000, by and among ADI, EPSC, the Company and Century.

                                   Article II
                          SALE AND TRANSFER OF SHARES.

Section 2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, ADI will sell and transfer the Shares to Grodan, and Grodan will purchase the Shares from ADI.

         Section 2.2 Purchase Price. The purchase price for the Shares (the "Purchase Price") will be US$2.2 million paid to ADI.

                                  Article III
                                    CLOSING.

         Section 3.1 Closing. Except as otherwise set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the law offices of Baker & McKenzie in New York, New York, commencing at 10:00 a.m. local time on the earlier of (a) October 2, 2000 or (b) the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date").

         Section 3.2 Closing Deliveries. At the Closing:


         (a) ADI and ES will deliver to Grodan:

         (i) evidence satisfactory to Grodan that the existing stock certificate representing the Shares issued in the name of ADI has been cancelled and that a new stock certificate representing the Shares has been issued in the name of Grodan.

         (ii) resignations of directors and officers as requested by Grodan;

         (iii) all material consents, waivers, approvals, licenses or authorizations of lessors, third parties, or Governmental Bodies, required to consummate the transactions contemplated by this Agreement.

         (iv) A true, correct and complete copy of the consolidated balance sheet of the Company dated September 30, 2000 (the "Balance Sheet");

         (v) opinion of counsel to the Company stating the transfer of the Shares to Grodan has been duly authorized, executed and delivered by the Company and that the Shares are validly issued and outstanding in the name of Grodan.

         (b) Grodan will deliver the sum of $2.2 million by wire transfer to an account specified by ADI.

                                   Article IV
                  REPRESENTATIONS AND WARRANTIES OF ES AND ADI.

         To induce Grodan to enter into this Agreement, and to consummate the transactions contemplated, ES and ADI jointly and severally represent and warrant to Grodan as follows:

         Section 4.1 Organization of ES and ADI. Each of ES and ADI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted, and to perform its obligations hereunder.

         Section 4.2 Authorization of this Agreement, Etc. Each of ES and ADI has full power to execute this Agreement and the Closing Documents to be delivered by it. The execution and delivery of this Agreement, the execution and delivery of the Closing Documents, and the consummation of all obligations contemplated hereby and thereby will have been duly authorized by all requisite authority of ES and ADI. Such execution, delivery and performance by ES and ADI with respect to this Agreement and the Closing Documents and compliance with their terms and provisions will not, with or without giving of notice and/or the passage of time, conflict with or result in a breach of any provision of law applicable to ES or ADI, the terms, conditions or provisions their charters and or by laws or other organizing documents or any judgment, order, injunction, decree, regulation or ruling of any Governmental Body to which ES or ADI is subject; or any agreement, mortgage, indenture, contract or other obligation to which ES or ADI is subject, or any other judgment, decree, statute, regulation or any other restriction of any kind or character to which ES or ADI is a party or by which any of its assets may be bound.

         Section 4.3 Share Ownership. The Shares represent fifty-one percent (51%) of the issued and outstanding shares in the Company. ADI is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Liens. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the Shares were issued in violation of any Legal Requirement.

         Section 4.4 Cost Sharing Agreement. That certain Cost Sharing Agreement, dated March 3, 2000, by and among the Company, ES and ADI (the "Cost Sharing Agreement") is legal, valid and binding against each of ES and ADI and enforceable against them in accordance with its terms. The Cost Sharing Agreement will not be affected by the consummation of the transactions contemplated by this Agreement and will continue in full force and effect after the Closing Date.

         Section 4.5 Wells Fargo Loan. The current amount outstanding under the Wells Fargo Loan Agreement is $1,388,794.82.


         Section 4.6 Taxes.


         (a) The Company has filed (or has had filed on its behalf) on a timely basis all Tax Returns as required by applicable Legal Requirements. Each such Tax Return is true, correct and complete in all respects. All Taxes shown as due and owing on all such Tax Returns have been paid. The Company has not requested an extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) The Company has and will have no additional Liability for Taxes with respect to any Tax Return which was required by applicable Legal Requirements to be filed on or before the Closing Date, other than those reflected as liabilities on the Balance Sheet. The amounts reflected as liabilities on the Balance Sheet for all Taxes are adequate to cover all unpaid Liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other third party or in connection with any other transaction.

         (c) No federal, state, local or foreign audits or other proceedings exist with regard to any Taxes or Tax Returns of the Company. Neither ES, ADI nor the Company has received any written notice that an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Tax Return filed by or with respect to the Company. Neither ES, ADI nor the Company has granted or been requested to grant any waiver of any statutes of limitations applicable to any claim against the Company for Taxes.

         (d) All Tax deficiencies that have been claimed, proposed or asserted in writing against the Company have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.

         (e) No written position has been taken on any Tax Return with respect to the business or operations of the Company for a taxable year for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a taxing authority or that is substantially similar to any position which a taxing authority has successfully challenged in the course of an examination of a Tax Return of the Company. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax.

         (f) The Company has not made or become obligated to make, and will not as a result of any Contemplated Transaction become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code; nor will the Company be required to "gross up" or otherwise compensate any individual because of the imposition of any excise tax on such a payment to the individual.

         (g) The Company will not be obligated to pay Taxes of any Person other than itself under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

         (h) The Company is not subject to any tax sharing, indemnity or allocation agreement.

         Section 4.7 Representations and Warranties in Joint Venture Agreement. To the best knowledge of ES and ADI, the representations and warranties contained in the Joint Venture Agreement, including but not limited to the representations and warranties related to the Contributed Assets (as defined therein), continue to be true and correct as if such representations and warranties were made by the Company with respect to the Company except for: (a) such changes as may have occurred in the Ordinary Course of Business; (b) changes resulting from the move of the Company's headquarters; (c) those representations and warranties which relate to the Excluded Assets (as defined therein) and (d) those representations and warranties as set forth in Sections 4.1, 4.3, 4.10, 4.14, 4.17, 4.24 and 4.26 of the Joint Venture Agreement and
Section 4.8 to the extent that it relates to any Intellectual Property (as defined therein) not transferred to the Company.

         Section 4.8 Broker's or Finder's Fees. No agent, broker, investment banker or other Person or firm acting on behalf of ES or ADI or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from ES or ADI in connection with the transactions contemplated by this Agreement or any of the Closing Documents.


                                   Article V
                    REPRESENTATIONS AND WARRANTIES OF GRODAN.

         To induce ES and ADI to enter into this Agreement and to consummate the transactions contemplated hereby, Grodan represents and warrants to ES and ADI as follows:

         Section 5.1 Organization of Grodan. Grodan is a corporation duly organized, validly existing and in good standing under the laws of the Kingdom of Denmark and has all requisite power and authority to carry on its business as now being conducted, and to perform its obligations hereunder.

         Section 5.2 Authorization of this Agreement, Etc. Grodan has full power to execute this Agreement and the Closing Documents to be delivered by it. Grodan's execution and delivery of this Agreement and the Closing Documents to be delivered by it, and the consummation by it of all obligations on its part contemplated hereby and thereby will have been duly authorized by all requisite authority. Such execution, delivery and performance by Grodan with respect to this Agreement and the Closing Documents and compliance with their terms and provisions will not, with or without giving of notice and/or the passage of time, conflict with or result in a breach of any provision of law applicable to Grodan, the terms, conditions or provisions of its charter and or by laws or other organizing documents or any judgment, order, injunction, decree, regulation or ruling of any Governmental Body to which Grodan is subject; or any agreement, mortgage, indenture, contract or other obligation to which Grodan is subject, or any other judgment, decree, statute, regulation or any other restriction of any kind or character to which Grodan is a party or by which any of its assets may be bound.

         Section 5.3 Accredited Investor. Grodan is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended (the "Securities Act"). The Shares being acquired by Grodan are being acquired for Grodan's own account for the purpose of investment and not with an intent to distribute. Grodan understands that the Shares have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

         Section 5.4 Broker's or Finder's Fees. No agent, broker, investment banker or other Person or firm acting on behalf of Grodan or under their authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Grodan in connection with the transactions contemplated by this Agreement or any of the Closing Documents.

                                   Article VI
                                   COVENANTS.

         Section 6.1 Mutual Covenants Between the Date of this Agreement and the Closing Date. Between the date of this Agreement and the Closing Date, ES, ADI and Grodan shall each use its best efforts to do all items reasonably necessary or appropriate to consummate the transactions contemplated hereby and cooperate in obtaining any consent, approval, authorization or order of, or in making any registration or filing with, any Person required in connection with the execution, delivery or performance of this Agreement or in connection with the transactions contemplated hereby; provided that no party hereto shall be required to pay any Person (other than a Governmental Body) or undertake any additional obligation to such Person to obtain such Person's consent to the transactions contemplated by this Agreement.

         Section 6.2 Post Closing Actions, Cooperation/Further Assurances/Other Matters.

         (a) Third Party Consents. If any consents of other Persons are necessary due to the consummation of this Agreement, ES and ADI shall use its reasonable commercial efforts to obtain, or will assist the Company in obtaining, such consents as may be necessary or appropriate for the continuation of the Company's business. Each party hereto shall execute and deliver, and cooperate with any other party in obtaining, such additional instruments, documents, conveyances and assurances as reasonably have been requested by any other party to confirm and assure the rights and obligations set forth herein.

         (b) Cost Sharing Agreement. ES and ADI covenant and agree that the Cost Sharing Agreement shall remain in full force and effect between the parties after the Closing Date until June 30, 2001 or such other time as shall be agreed by the parties thereto.

         (c) Employees. Grodan covenants and agrees that Section 6.7(iii)(A) of the Joint Venture Agreement shall be amended to include Lee Elledge.

         Section 6.3 Taxes.

         (a) Cooperation. ES, ADI and Grodan shall cooperate in timely making and filing all Tax Returns for the Company as may be required to comply with any Legal Requirement. Subsequent to Closing, Grodan shall, and shall cause the Company to, cooperate fully, and to the extent reasonably requested by ES or ADI, in connection with the preparation of financial statements, Tax Returns and Securities and Exchange Commission filings relative to the operations of the Company prior to Closing.

         (b) Indemnification of Grodan. ES and ADI will jointly and severally indemnify and hold harmless the Company and Grodan from and against any and all Taxes (other than Taxes attributable to the operations of the Company) arising out of or relating to any member of an affiliated group with which the Company has filed a Tax Return on a consolidated, combined or unitary basis and for any Adverse Consequences arising, directly or indirectly, from or in connection with any breach of the representations and warranties contained in Section 4.6.

                  (c) Transactional Taxes. Notwithstanding any other provision of this Agreement, all transfer, documentary, recording, notarial, sales, use, registration, stamp and other similar Taxes or fees imposed by any taxing authority in connection with the transactions contemplated by this Agreement will be borne jointly and severally by ES and ADI. ES, ADI and Grodan will cooperate in timely making and filing all Tax Returns as may be required to comply with Legal Requirements relating to such Taxes.


                                  Article VII
                      CONDITIONS TO OBLIGATIONS OF GRODAN.

         The obligations of Grodan to consummate the acquisition purchase of shares of the Company at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Article VII. Grodan may waive any condition specified in this Article VII by executing a writing so stating at or prior to the Closing or by electing to proceed with the Closing with such condition unsatisfied. If Grodan waives any such unsatisfied condition, Grodan shall not be deemed to have waived any other rights or remedies it may have with respect to such condition.

         Section 7.1 Representations, Warranties and Covenants of ADI and ES.

         (a) Each and every representation and warranty of ADI and ES herein contained shall be true and correct in all material respects at the Closing Date.

         (b) The Chief Executive Officer of ADI and ES shall have executed and delivered to Grodan a certificate, dated the Closing Date, as to the accuracy of the matters set forth in subsection (a) above; and true and complete copies of all resolutions of the board of directors of ADI and ES authorizing the execution, delivery and performance of this Agreement, certified by the Secretary or an Assistant Secretary of ADI and ES as of the Closing Date.

         Section 7.2 Absence of Proceedings. No party to this Agreement shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or by any of the Closing Documents; and no suit, action or proceeding shall have been instituted and remain pending before a Governmental Body which would adversely affect the completion of the transactions contemplated hereby.

         Section 7.3 Termination of Loan Agreement. All amounts outstanding under the Wells Fargo Loan Agreement shall have been paid in full and the Wells Fargo Loan Agreement terminated.

         Section 7.4 Closing Deliveries. All of the items set forth in Section
3.2 shall have been delivered to Grodan.

                                  Article VIII
                    CONDITIONS TO OBLIGATIONS OF ES AND ADI.

         The obligations of ES and ADI to sell the Shares at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the conditions set forth in this Article VIII. ADI may waive any condition specified in this Article VIII by executing a writing so stating at or prior to the Closing or by electing to proceed with the Closing with such condition unsatisfied. If ADI waives any such unsatisfied condition, ADI shall not be deemed to have waived any other rights or remedies it may have with respect to such condition.

         Section 8.1 Representations, Warranties and Covenants of Grodan. Each and every representation and warranty of Grodan herein contained shall be true and correct in all material respects at the Closing Date.

         Section 8.2 Absence of Proceedings. No party to this Agreement shall be subject to any restraining order or injunction restraining or prohibiting the consummation of the transactions contemplated hereby or by the Closing Documents and no suit, action or proceeding shall have been instituted and remain pending before a Governmental Body that would prohibit such transactions.

         Section 8.3 Third Party Consents. ES and ADI shall have obtained all necessary consents, as described in Section 3.2(a)(iii).

         Section 8.4 Termination of Loan Agreement. All amounts outstanding under the Wells Fargo Loan Agreement shall have been paid in full and the Wells Fargo Loan Agreement terminated.

                                   Article IX
                                  TERMINATION.

         Section 9.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and abandoned before the Closing
Date:

         (a) by mutual written agreement of ES, ADI and Grodan;

         (b) by Grodan, if (i) the conditions set forth in Article VII have not all been fulfilled (or waived by it) on or before October 2, 2000;

         (c) by ES and ADI, if (i) the conditions set forth in Article VIII have not all been fulfilled (or waived by ES and ADI) on or before October 2, 2000;

         (d) by Grodan, in the event of a breach by ES or ADI of any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of the conditions contained in
Section 7.1 and ES or ADI shall fail to remedy such breach within ten (10) business days after written notice specifying such breach in reasonable detail and demanding that the same be remedied; and

         (e) by ES and ADI, in the event of a breach by Grodan of any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of the conditions contained in
Section 8.1 and Grodan shall fail to remedy such breach within ten (10) business days after written notice specifying such breach in reasonable detail and demanding that the same be remedied.

         Section 9.2 Effect of Termination. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Articles IV, VI and IX shall survive.

                                   Article X
                                INDEMNIFICATION.

         Section 10.1 Indemnification of Grodan and NEWCO.

         (a) ES and ADI jointly and severally agree to indemnify, defend and hold harmless Grodan and its successors and assigns from and against any and all Losses, directly or indirectly occasioned by, arising out of, related to, based on or resulting from (i) any breach or default of any of the representations, warranties, covenants or agreements of ES or ADI contained in this Agreement or in any Closing Document, (ii) Liabilities whether or not addressed by a representation and warranty which were created, incurred or arose from facts, events, conditions or circumstances existing on or before the Closing Date, to the extent that, but only to the extent that, such Liabilities were not reflected or reserved against on the Balance Sheet adjusted for Liabilities incurred in the Ordinary Course of Business since December 5, 1999, and (iii) Liabilities, Taxes, fees and expenses related to this Agreement and the transactions contemplated hereby or resulting therefrom.

         Section 10.2 Indemnification of ADI and ES. Grodan agrees to indemnify, defend and hold harmless ES and ADI from and against any and all Losses, directly or indirectly occasioned by, arising out of, related to, based on or resulting from any breach or default of any of the representations, warranties, covenants or agreements of Grodan contained in this Agreement or in any Closing Document.

         Section 10.3 Limitations on Indemnification. ES and ADI will have no liability for indemnification pursuant to Section 10.1 until the aggregate total of all Losses for which ES and/or ADI are required to indemnify Grodan exceed $50,000. In no event shall either party have aggregate liability for indemnification pursuant to Section 10.1 in excess of $2.9 million.

                                   Article XI
                                 MISCELLANEOUS.

         Section 11.1 Expenses. Each of the parties hereto shall bear its own expenses, including fees of any attorneys and accountants engaged by such party, except for any Taxes or filing, registration or recording fees applicable to or arising out of or in connection with the transfer of the Shares shall be borne by ES and ADI.

         Section 11.2 Survival. The representations, warranties, covenants, indemnities and agreements of the parties to this Agreement shall survive the Closing until the second anniversary of the Closing Date.

         Section 11.3 Notices. All notices, demands or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered, mailed or transmitted, and shall be effective upon receipt if delivered personally on the third Business Day following the date mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the first Business Day following being sent by electronic transmission to the telecopier number specified below:

                  (a)      if to ES and/or ADI:

                           EcoScience Corporation
                           10 Alvin Ct. Road
                           East Brunswick, NJ  08816
                           Attn:    Michael DeGiglio
                                    Chief Executive Officer
                           Telecopier No.:  (732) 257-2326

                  (b)      if to Grodan:

                           Grodania A/S
                           Hovedgaden 501
                           DK 2640 Hedehusene
                           Denmark
                           Attn:    Henrik Frank Nielsen
                                    Managing Director
                           Telecopier No.:  (011) 45 46 56 12 11


         Section 11.4 Assignment; Successors and Assigns. Neither this Agreement nor any interest herein may be assigned or transferred by any party hereto or by operation of law or otherwise without the consent in writing of the other parties, provided, however, that Grodan may assign this Agreement in whole or in part, but if such assignment occurs, Grodan shall remain liable under the terms of this Agreement.

         Section 11.5 Entire Agreement. This Agreement, the Schedules and Exhibits referred to herein and the Closing Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral among such parties and constitute the whole and entire basis upon which the respective rights, duties, obligations, representations and warranties contained herein and therein are based. No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of such change, waiver, discharge or termination is sought.

         Section 11.6 Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York in all respects, including all matters of construction, validity and performance, without regard to its conflict of laws principles.

         Section 11.7 Construction. THE PARTIES HAVE PARTICIPATED JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS AGREEMENT. IF AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS AGREEMENT SHALL BE CONSTRUED AS IF DRAFTED JOINTLY BY THE PARTIES, AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY OF THE PROVISIONS OF THIS AGREEMENT. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         Section 11.8 Captions. The captions in this Agreement are for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         Section 11.9 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be an original, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed by such party.

         Section 11.10 Publicity. Each of the parties hereto agrees that, until the Closing it will consult with the other party before disclosing the contents of this Agreement to any other Person or issuing any press release or otherwise making any statement with respect to this Agreement or the transactions contemplated hereby and that, subject to the requirements of applicable law, neither party will make any such disclosure, press release or statement without the prior consent of the other party.

         Section 11.11 Waiver. All of the original rights and powers of any party hereunder shall remain in force notwithstanding any neglect, forbearance or delay in enforcement thereof, and no party shall be deemed to have waived any of its rights, any provision of this Agreement or any notice given hereunder unless such waiver is in a writing signed by an officer of the waiving party. No such waiver by a party of any breach by another party of any provision of this Agreement shall be deemed a waiver of any continuing, future or recurring breach of such provision or any other provision of this Agreement. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representations, warranties, covenants or agreements contained in this Agreement.

         Section 11.12 No Third Party Beneficiaries/No Partnership. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns. Nothing contained or implied in this Agreement shall constitute a partnership between the parties and, except as specifically provided herein, none of the parties shall have any authority to bind or commit any other.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGRO DYNAMICS INC.


By:
   --------------------------------------------------
      Name:
      Title:


ECOSCIENCE CORPORATION


By:
   --------------------------------------------------
      Name:
      Title:


GRODANIA A/S


By:
   --------------------------------------------------
      Name:
      Title:


GRODANIA A/S


By:
   --------------------------------------------------
      Name:
      Title: